UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2024

GUESS?, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11893	95-3679695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Strada Regina 44, Bioggio, Switzerland CH-6934
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +41 91 809 5000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.01 per share	GES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On January 5, 2024, Guess?, Inc. (the “Company”) and certain of its subsidiaries amended (such amendment, “Amendment No. 2”) their amended and restated senior secured asset-based revolving credit facility with Bank of America, N.A., as agent and a lender and the other lenders party thereto to permit, among other things, the exchange and subscription offering and certain transactions related thereto referred to in Item 8.01 below.

The foregoing description of Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to Amendment No. 2, filed as Exhibit 10.1 hereto, and which is incorporated herein by reference.

Item 8.01. Other Events.
On January 5, 2024, the Company issued a press release relating to an exchange, whereby the Company agreed with a limited number of holders of its 2.00% convertible senior notes due 2024 (the “2024 Convertible Notes”) (pursuant to exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”)), to exchange approximately $67.1 million aggregate principal amount of such holders’ 2024 Convertible Notes for approximately $64.8 million aggregate principal amount of additional 3.75% convertible senior notes due 2028 (the “2028 Convertible Notes”). In connection with the exchange, the Company also engaged in share repurchase transactions, whereby the Company agreed to repurchase 915,467 of its outstanding shares of common stock, $0.01 par value per share, for cash, at a price per share of $23.05. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

The material terms of the 2028 Convertible Notes are described in the Notes to Condensed Consolidated Financial Statements of the Company’s Form 10-Q filed on December 1, 2023, incorporated by reference herein.

Neither this Current Report on Form 8-K nor the press release constitutes an offer to sell, or the solicitation of an offer to buy, the 2028 Convertible Notes or the Company’s common stock, if any, issuable upon conversion of the 2028 Convertible Notes.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1
Amendment Number Two to Amended & Restated Loan, Guaranty and Security Agreement, dated as of December 20, 2022, by and among Guess?, Inc., Guess? Retail, Inc., Guess.com, Inc., Guess? Canada Corporation, the guarantors party thereto, Bank of America, N.A., as agent for the lenders, and each of the lenders party thereto.

99.1	Press Release of Guess?, Inc. dated January 5, 2024.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Guess?, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	January 8, 2024	GUESS?, INC.

		By:	/s/ Markus Neubrand
Markus Neubrand Chief Financial Officer

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